EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made as of this 22nd day of November, 2002, by and between US Patriot, Inc., a South Carolina corporation (the "Parent") and TriMedia Entertainment Group, Inc., a
Delaware  corporation  (the  "Subsidiary").

                                    RECITALS:

     WHEREAS, the Parent is a corporation organized and existing under the laws of the State of South Carolina;

     WHEREAS, the Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent;

     WHEREAS, the parties hereto desire that the Parent merge with and into the Subsidiary and that the Subsidiary shall continue as the surviving corporation in such merger, which is intended to qualify as a tax-free reorganization under
Section 368(a)(1)(F) or 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of South Carolina and the laws of the State of Delaware (the "Merger").

NOW  THEREFORE,  the  parties  hereto  hereby  agree  as  follows:

                                    ARTICLE I

                          PRINCIPAL TERMS OF THE MERGER

     Section  1.1  Merger  of  Parent into Subsidiary.  At the Effective Time of
     ------------------------------------------------
the Merger (as defined in Section 1.2 hereof), the Parent shall merge with and into the Subsidiary in accordance with the South Carolina Business Corporation Act (the "SCBCA") and the Delaware General Corporation Law (the "DGCL"). The separate existence of the Parent shall thereupon cease and the Subsidiary shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

     Section  1.2  Effective  Time  of  the  Merger.  The  Merger  shall  become
     ----------------------------------------------
effective as of the date and time (the "Effective Time of the Merger") the following actions are completed: (a) appropriate articles of merger are filed with the Secretary of State of the State of South Carolina, and a certificate of merger is issued by the Secretary of State of the State of South Carolina in accordance with the SCBCA and (b) an appropriate certificate of merger is filed with the Secretary of the State of Delaware in accordance with the DGCL.

                              Exhibit 2.1 - Page 1

     Section  1.3  Effects  of the Merger.  At the Effective Time of the Merger,
     ------------------------------------
the Merger shall have the effects specified in the SCBCA, the DGCL and this Merger Agreement.

     Section  1.4  Certificate  of  Incorporation  and Bylaws.  At the Effective
     --------------------------------------------------------
Time of the Merger, the Certificate of Incorporation and bylaws of the Subsidiary, as in effect immediately prior to the Effective Time of the Merger, shall become the Certificate of Incorporation and bylaws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the DGCL.

     Section  1.5  Directors and Officers.  At the Effective Time of the Merger,
     ------------------------------------
the directors and officers of the Subsidiary in office at the Effective Time of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and qualified.

     Section  1.6  Shareholders'  Dissenters  Rights.  The  Shareholders  of the
     -----------------------------------------------
Parent are entitled to dissenters' rights under Chapter 13 of the SCBCA. In the event that shareholders collectively owning more than one percent (1%) of the shares of the Parent exercise his, her or its dissenters' rights, the Parent's board of directors may abandon the Merger in its sole discretion.

                                   ARTICLE II

                        CONVERSION AND EXCHANGE OF STOCK

     Section  2.1  Conversion.  At the Effective Time of the Merger, each of the
     ------------------------
following  transactions  shall  be  deemed  to  occur  simultaneously:

     (a) Each share of the Parent's common stock, no par value (the "Parent's Common Stock") issued and outstanding, immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation's common stock, par value $0.0001 per share (the "Surviving Corporation's Common Stock").

     (b) Each share of the Parent's Series A Preferred Stock, no par value (the "Parent's Series A Preferred Stock") issued and outstanding, immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation's Series A Preferred Stock, par value $0.0001 per share (the "Surviving Corporation's Series A Preferred Stock").

     (c) Each option to purchase shares of the Parent's Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the


                              Exhibit 2.1 - Page 2
number of shares of the Surviving Corporation's Common Stock, which is equal to the number of shares of the Parent's Common Stock that the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Time of the Merger (whether or not such option was then exercisable) and the exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger, unless otherwise provided in the instrument granting such option.

     (d) Each warrant to purchase shares of the Parent's Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock which is equal to the number of shares of the Parent's Common Stock that the warrant holder would have received had the warrant holder exercised such warrant in full immediately prior to the Effective Time of the Merger (whether or not such warrant was then exercisable) and the exercise price per share under each of said warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Time of the Merger, unless otherwise provided in the instrument granting such warrant.

     (e) Each share of the Subsidiary's Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

     Section  2.2  Exchange.
     ----------------------

     (a) After the Effective Time of the Merger, each certificate theretofore representing issued and outstanding shares of the Parent's Common Stock shall represent one share of the Surviving Corporation's Common Stock.

     (b) At any time on or after the Effective Time of the Merger, each holder of an outstanding certificate theretofore representing the Parent's Common Stock will be requested to surrender such certificate to StockTrans, Inc. as the exchange agent (the "Exchange Agent"). As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Merger represented shares of the Parent's Common Stock, together with a duly executed transmittal letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate has been issued certificates registered in the name of such person representing the number of full shares of the Surviving Corporation's Stock into which the shares of the Parent's Common Stock previously represented by the surrendered certificate shall have been reclassified.

                                   ARTICLE III

                EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS

     At the Effective Time of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party


                              Exhibit 2.1 - Page 3
shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent's Common Stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Surviving Corporation's Common Stock.

                                   ARTICLE IV

                                   CONDITIONS

     Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

     Section  4.1  Shareholder  Approval.  This  Merger Agreement and the Merger
     -----------------------------------
shall have been adopted and approved by the affirmative vote of (i) a two-thirds majority of the votes entitled to be cast by all shareholders of the Parent and
(ii) a two-thirds majority of each class of capital stock entitled to vote on the Record Date fixed for determining the shareholders of the Parent entitled to vote thereon. This Agreement and the Merger shall also have been adopted and approved by the Parent as the holder of all the outstanding shares of the Subsidiary's Common Stock prior to the Effective Time of the Merger.

     Section  4.2  Third  Party  Consents.  The  Parent  shall have received all
     ------------------------------------
required  consents  to  and  approvals  of  the  Merger.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section  5.1  Amendment.  This Merger Agreement may be amended, modified or
     -----------------------
supplemented in whole or in part, at any time prior to the Effective Time of the Merger with the mutual consent of the boards of directors of the parties hereto; provided, however, that the Merger Agreement may not be amended after it has been adopted by the shareholders of the Parent in any manner which, in the judgment of the board of directors of the Parent, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

     Section  5.2  Termination.  This  Merger  Agreement  may  be  terminated or
     -------------------------
abandoned by the parties hereto at any time prior to the filing of the certificate of merger notwithstanding approval of this Merger Agreement by the shareholders of either or both of the Parent or the Subsidiary.

     Section  5.3  Necessary  Actions, etc.  If at any date after the  Effective
     -------------------------------------
Time of the Merger, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of the Parent, the Parent and its


                              Exhibit 2.1 - Page 4
officers and directors at the Effective Time of the Merger shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

     Section  5.4  Counterparts.  This  Merger  Agreement may be executed in any
     --------------------------
number of counterparts, each of which shall be considered to be an original instrument.

     Section  5.5  Descriptive  Headings.  The  descriptive  headings  are  for
     -----------------------------------
convenience of reference only and shall not control or affect the meaning or construction of any provision of this Merger Agreement.

     Section  5.6  Governing  Law.  This  Merger Agreement shall be construed in
     ----------------------------
accordance with the laws of the State of Delaware, except to the extent the laws of the State of South Carolina shall mandatorily apply to the Merger.





     IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Merger Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Merger Agreement to be duly executed on the date set forth above.


US  PATRIOT,  INC.


By:
     ----------------------------------
     Christopher  Schwartz
     Chief  Executive  Officer,  President  and  Secretary


TRIMEDIA  ENTERTAINMENT  GROUP,  INC.


By:
     ----------------------------------
     Christopher  Schwartz
     Chief  Executive  Officer,  President  and  Secretary



                              Exhibit 2.1 - Page 5

                                  CERTIFICATES

     The undersigned, Secretary of TriMedia Entertainment Group, Inc. a Delaware corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of TriMedia Entertainment Group, Inc. by its Chief Executive Officer and attested to by its Secretary, was duly submitted to the stockholders of TriMedia Entertainment Group, Inc. for the purpose of considering and acting upon said Agreement and Plan of Merger, on the ____ day of ___________, 2002, and at said meeting said Agreement and Plan of Merger was adopted by the sole stockholder of TriMedia Entertainment Group, Inc., in accordance with the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the _____ day of _______________, 2002.

                                   ______________________________
                                   Christopher  Schwartz,  Secretary

     The undersigned, Secretary of US Patriot, Inc., a South Carolina corporation, hereby certifies, pursuant to Section 33-11-103 of the South Carolina Statutes, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of US Patriot, Inc. by its President and attested to by its Secretary, was duly submitted to the shareholders of US Patriot, Inc. at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held after due notice on the _____ day of __________, 2002, and that at said meeting said Agreement and Plan of Merger was adopted by the shareholders of US Patriot, Inc. in accordance with the South Carolina Business Corporation Act of 1988.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of ____________, 2002.

                                   __________________________________
                                   Christopher  Schwartz,  Secretary


                              Exhibit 2.1 - Page 6